EXHIBIT 10.34
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                            ON TECHNOLOGY CORPORATION

                              CONSULTING AGREEMENT
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         THIS IS AN AGREEMENT made as of December 28, 2000, by and between ON
Technology Corporation, a Delaware corporation (the "Company"), and Robert L. Doretti (the "Consultant").

         WHEREAS, the Company desires to obtain the services of the Consultant and the Consultant desires to provide such services to the Company to facilitate transitional needs in the event of a change of control of the Company.

         NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which consideration are hereby acknowledged, the parties agree as follows:

         1.   Services
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              During the first 12 months of the Consulting Period only, the
Consultant agrees to perform such consulting services to and for the Company as may be reasonably requested by the President of the Company or its Board of Directors to facilitate the transition of the Company's management from the Consultant to his successor. The Consultant's commitment to the Company will be part-time and shall not to exceed twenty (20) hours per week to allow the Consultant to pursue other interests, including other part-time employment or consulting assignments. Such consulting services shall take into account the Consultant's expertise in managing and operating the Company and may be performed either in person or by telephone.

         2.   Term
              ----
              Unless sooner terminated as provided below, the term of the Consultant's engagement under this Agreement will be for two years from the date the Consultant's full-time employment with the Company is terminated for any reason other than for "cause" by (i) the Company or (ii) the Company's successor-in-interest within twelve months after the consummation of a Change of Control (the "Consulting Period"). For purposes of this Agreement, a Change of Control shall mean a consolidation or merger in which the Company is not the surviving corporation or results in a change of 50% or more of the Company's equity securities, or the acquisition of all or substantially all of the Company's outstanding Common Stock by a single person, entity or group of persons or entities acting in concert, or the sale or the transfer of all or substantially all of the assets of the Company. For purposes of this Agreement, "cause" shall have the same meaning as is set forth in Section 9 of that certain letter agreement regarding the Consultant's employment by and between the Consultant and the Company dated January 31, 2000 (the "Employment Letter").
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         3.   Extent of Services
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              During the Consulting Period, the Consultant will devote his best efforts to the performance of his duties under this Agreement. Under no circumstances will the Consultant knowingly take any action contrary to the best interests of the Company.

         4.   Compensation
              ------------
              4.1 Base Consulting Fee. In consideration of the services rendered by the Consultant under this Agreement and the other covenants set forth hereunder, including, without limitation, Section 6 herein, the Company will pay the Consultant compensation of $250,000 per annum, payable in accordance with the Company's normal payroll practices (the "Base Consulting Fee").

              4.2 Expenses. The Company will, upon substantiation thereof, reimburse the Consultant for all reasonable expenses of types authorized by the President of the Company in the ordinary course of business and incurred by the Consultant in connection with the Company's business affairs. The Consultant must comply with such accounting and reporting requirements as the Company may from time to time establish in order to obtain such reimbursement.

              4.3 Benefits. During the Consulting Period, the Consultant shall be entitled to participate in the Company's life, disability, medical, dental and other insurance programs available to key executives on the same terms as such are available generally to other key executives of the Company.

         5.   Termination
              -----------
              5.1 By the Company. The Company may terminate the Consultant's consulting relationship with the Company (a) upon the expiration of the Consulting Period in accordance with the terms of this Agreement, (b) upon the death or disability of the Consultant, or (c) upon a determination of "cause" as defined in the Employment Letter. A termination of this Agreement shall have no effect on the terms of the Employment Letter, which shall remain in full force and effect.

              5.2 By the Consultant. The Consultant may terminate his consulting relationship with the Company upon the expiration of the Consulting Period in accordance with the terms of this Agreement.

         6.   Non-Disclosure; Non-Competition
              -------------------------------

              6.1   Proprietary Information.
                    -----------------------
              (a) The Consultant agrees that all information and know-how, whether or not in writing, of a private, secret or confidential nature concerning the Company's business or financial affairs (collectively, "Proprietary Information") is and will be the exclusive property of the Company.

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By way of illustration, but not limitation, Proprietary Information includes creative ideas and concepts; contemplated or planned advertising or public relations plans, methods or techniques; slogans, copy, names, layout, formulas, compositions, projects, developments, media or marketing plans, research data, financial data, personnel data, computer programs, and client and supplier lists, whether or not such information is capable of copyright, trademark or license protection. The Consultant will not disclose any Proprietary Information to others outside the Company or use the Proprietary Information for any unauthorized purposes without written approval by an officer of the Company, either during or after his employment, unless and until such Proprietary Information has become public knowledge without the fault of the Consultant. The Consultant acknowledges and agrees that personnel information pertaining to the Consultant is Proprietary Information; provided however that the Consultant may disclose his personal Base Salary. For purposes of this Section 6, Proprietary Information shall not include information which (i) becomes generally available to the public other than as a result of disclosure by the Consultant; (ii) becomes available to third parties on a non-confidential basis from a source other than the Consultant; (iii) is disclosed to third parties with the prior permission of the Company; (iv) is disclosed to the Consultant by a third party who is under no duty of non disclosure with respect to such information; or (v) is made pursuant to a requirement of law or a subpoena.

              (b) The Consultant agrees that all files, letters, memoranda, reports, records, data, sketches, drawings, notebooks, program listings, or other written, photographic, or other tangible material containing Proprietary Information, whether created by the Consultant or others, which comes into his custody or possession, is the exclusive property of the Company, to be used by the Consultant only in the performance of his duties for the Company.

              (c) The Consultant agrees that his obligation not to disclose or use information, know-how and records of the types set forth in paragraphs (a) and (b) above also extends to such types of information, know-how, records and tangible property of customers of the Company or suppliers to the Company or other third parties who may have disclosed or entrusted the same to the Company or to the Consultant in the course of the Company's business.

              6.2   Developments.
                    ------------
              (a) The Consultant will make full and prompt disclosure to the Company of all inventions, improvements, ideas, concepts, approaches, discoveries, methods, developments, software, and works of authorship, whether or not it is capable of copyright, trademark or license protection, which are created, made, conceived or reduced to practice by the Consultant or under his direction or jointly with others during his consulting relationship with the Company and relates, directly or indirectly, to the performance of the Consultant's duties for the Company, whether or not during normal working hours or on the premises of the Company (all of which are collectively referred to in this Agreement as "Developments").

              (b) The Consultant agrees to cooperate fully with the Company, both during and after the Consulting Period, with respect to the procurement, maintenance and enforcement of copyrights and trademarks (both in the United States and foreign countries) relating to Developments. The Consultant will sign all papers, including, without limitation, copyright applications, trademark

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applications, declarations, oaths, formal assignments, assignments of priority rights and powers of attorney, which the Company may deem necessary or desirable in order to protect its rights and interest in any Developments.

              6.3  Non-Competition.
                   ---------------
              (a) During the term of the Consultant's consulting relationship with the Company, the Consultant will not, without the Company's prior written approval, directly or indirectly:

                     (i) as an individual proprietor, partner, stockholder, officer, employee, consultant, director, joint venturer, investor, lender or in any other capacity whatsoever (other than as a holder of not more than 1% of the total outstanding stock of a publicly held company) engage in the business of developing, manufacturing, marketing, selling or otherwise distributing any product or service of the type developed, manufactured, marketed, sold or otherwise distributed by the Company during the Consulting Period;

                     (ii) recruit, solicit, induce, attempt to induce, participate in hiring or hire, any employee or consultant of the Company to terminate or otherwise cease his or her relationship with the Company; or

                     (iii) solicit, divert or take away or attempt to divert or to take away, the business or patronage of, or work with, provide services to or consult for, any of the current clients, customers or accounts, or prospective clients, customers or accounts, of the Company. For purposes of this Agreement a current client, customer or account is any individual or entity whose business is served by the Company during the Consulting Period, and a prospective client, customer or account is any individual or entity whose business has been solicited by the Company during the Consulting Period or with whom any representative of the Company has had a meeting or submitted a proposal during the Consulting Period with the intent of receiving business from such individual or entity.

              (b) If any restriction set forth in this Subsection 6.3 is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic areas to which it may be enforceable.

              (c) The restrictions contained in this Subsection 6.3 are necessary for the protection of the business and goodwill of the Company and are considered by the Consultant to be reasonable for this purpose. The Consultant agrees that any breach of this Subsection 6.3 will cause the Company substantial and irrevocable damage and, therefore, in the event of any such breach, in addition to such other remedies which may be available, the Company will have the right to seek specific performance and injunctive relief.

              6.4 Survival of Obligations. The obligations of the Consultant under this Section 6 will survive the termination of this Agreement.

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         7.   No Power to Bind; Public Statements
              -----------------------------------
         (a) The Consultant is not authorized by this Agreement to assume or to create any obligation or responsibility, express or implied, on behalf of or in the name of the Company or to bind the Company in any manner or to anything whatsoever.

         (b) The Consultant agrees that he will abide by the policies and directions of the Board of Directors and President of the Company with respect to all public statements concerning the Company and its industry and shall not make any public statements which are inconsistent with or contravene express directions of the President or Board of Directors of the Company.

         8.   Notices
              -------
              All notices under this Agreement must be in writing and must be delivered by hand or mailed by certified or registered mail, postage prepaid, return receipt requested, to the parties as follows:

If to the Company:     ON Technology Corporation
                       880 Winter Street
                       Waltham, MA  02451
                       Attention:  President

with a copy to:        Gabor Garai, Esq.
                       Epstein, Becker & Green, P.C.
                       75 State Street
                       Boston, MA  02109

If to the Consultant:  To the address set forth below the signature of the Consultant;

or to such other address as is specified in a notice complying with this Section
8. Any such notice is deemed given on the date delivered by hand or three days after the date of mailing.

         9.   Other Agreements
              ----------------
              The Consultant hereby represents that he is not bound by the terms of any agreement with any previous employer or other party to refrain from using or disclosing any trade secret or confidential or proprietary information in the course of his employment with the Company or to refrain from competing, directly or indirectly, with the business of such previous employer or any other party. The Consultant further represents that his performance of all the terms of this Agreement and as a consulting to the Company does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by him in confidence or in trust prior to his consulting relationship with the Company.

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         10.  Miscellaneous
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              10.1 Modification. This Agreement constitutes the entire Agreement between the parties with regard to the subject matter hereof, superseding all prior understandings and agreements, whether written or oral. This Agreement may not be amended or revised except by a writing signed by the parties.

              10.2 Successors and Assigns. This Agreement is binding upon and inures to the benefit of both parties and their respective successors and assigns, including any corporation with which or into which the Company may be merged or which may succeed to its assets or business, although the obligations of the Consultant are personal and may be performed only by him.

              10.3 Severability. The provisions of this Agreement are severable, and invalidity of any provision does not affect the validity of any other provision. In the event that any court of competent jurisdiction determines that any provision of this Agreement or the application thereof is unenforceable because of its duration or scope, the parties agree that the court in making such determination will have the power to reduce the duration and scope of such provision to the extent necessary to make it enforceable, and that the Agreement in its reduced form is valid and enforceable to the full extent permitted by law.

              10.5 Governing Law. This Agreement is to be construed under and governed by the laws of the Commonwealth of Massachusetts.





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


         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.


                            ON TECHNOLOGY CORPORATION


                            By:
                                ------------------------------------
                            Name:
                            Title:




                            ----------------------------------------
                            Robert L. Doretti

                            Address:  297 Commonwealth Avenue, No. 5
                                      Boston, MA  02115


















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